                                                                  EXHIBIT 23(A)

                             ACCOUNTANTS' CONSENT

Board of Directors
Gold Banc Corporation, Inc.:

  We consent to the use of our report on the consolidated financial statements of Gold Banc Corporation, Inc. as of and for the years ended December 31, 1996 and 1995 included herein and to the reference to our firm under the heading "Experts" in the Form S-4 Registration Statement related to the merger with Peoples Bancshares, Inc.

KPMG Peat Marwick LLP

Kansas City, Missouri
May 4, 1997